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                                                                  EXHIBIT 4.1



February 12, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated February 12, 1999, of Simione Central Holdings, Inc. and are in agreement with the statements contained in the paragraph under Item 4(a) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                             Ernst & Young LLP